Exhibit 25.1

8SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

REGIONS BANK

(Exact name of trustee as specified in its charter)

Alabama	63-0371391
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification No.)

1900 Fifth Avenue North
Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip code)

Corporation Service Company, Inc.

641 South Lawrence Street

Montgomery, AL 36104

1-866-403-5272

(Name, address and telephone number of agent for service)

EXPAND ENERGY CORPORATION

(Exact name of obligor as specified in its charter)

Oklahoma (State or other jurisdiction of incorporation or organization)	73-1395733 (IRS Employer Identification Number)

6100 North Western Avenue

Oklahoma City, OK 73118

(405) 848-8000

(Address, Including Zip Code, and Telephone Number, Including Area

Code, of Registrant’s Principal Executive Offices)

Senior Debt Securities

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Federal Reserve Bank of Atlanta, 1000 Peachtree Street NE, Atlanta, Georgia 30309

Alabama State Banking Department, 401 Adams Ave., Montgomery, Alabama 36104

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee.	Not applicable.

Item 16.	List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	Articles of Amendment to Articles of Incorporation, including Restated Articles of Incorporation of the Trustee (incorporated by reference to Exhibit 1 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-223626) filed with the Securities and Exchange Commission).

Exhibit 2.	Not applicable.

Exhibit 3.	Authorization of the Trustee to exercise corporate trust powers (incorporated by reference to Exhibit 3 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-3 (File No. 333-202769) filed with the Securities and Exchange Commission).

Exhibit 4.	A copy of the bylaws of the trustee as now in effect (incorporated by reference to Exhibit 4 to the Trustee’s Form T-1 filed as Exhibit 25.1 to the Registration Statement on Form S-4 (File No. 333-227903) filed with the Securities and Exchange Commission).

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Regions Bank, a state-chartered bank organized under the laws of the state of Alabama, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and the State of Texas on the 20th day of November 2024.

REGIONS BANK

s/ Shawn Bednasek
Senior Vice President

EXHIBIT 6

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen

In accordance with Section 321(b) of the Trust Indenture Act of 1939, Regions Bank hereby consents that reports of examination of Regions Bank by Federal, State, Territorial or District regulatory authorities may be furnished by such regulatory authorities to the Securities and Exchange Commission upon request therefor.

Dated: November 20, 2024

Very truly yours,

REGIONS BANK

s/ Shawn Bednasek
Senior Vice President

Exhibit 7

REGIONS BANK

Balance Sheet

From

The Consolidated Report Condition

As of the close of business on September 30, 2024

Regions Bank - FDIC Certificate Number: 12368

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Consolidated Report of Condition for Insured Banks and Savings Associations for September 30, 2024

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands				RCFD	Amount	
Assets						
1. Cash and balances due from depository institutions (from Schedule RC-A):						
a. Noninterest-bearing balances and currency and coin (1)				0081	3,411,000	1.a.
b. Interest-bearing balances (2)				0071	7,677,000	1.b.
2. Securities:						
a. Held-to-maturity securities (from Schedule RC-B, column A) (3)				JJ34	2,787,000	2.a.
b. Available-for-sale debt securities (from Schedule RC-B, column D)				1773	28,679,000	2.b.
c. Equity securities with readily determinable fair values not held for trading (4)				JA22	604,000	2.c.
3. Federal funds sold and securities purchased under agreements to resell:						
a. Federal funds sold			RCON	B987	0	3.a.
b. Securities purchased under agreements to resell (5,6)			RCFD	B989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):				RCFD		
a. Loans and leases held for sale				5369	516,000	4.a.
b. Loans and leases held for investment	B528	96,789,000				4.b.
c. LESS: Allowance for credit losses on loans and leases	3123	1,607,000				4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)				B529	95,182,000	4.d.
5. Trading assets (from Schedule RC-D)				3545	7,000	5.
6. Premises and fixed assets (including right-of-use assets)				2145	2,109,000	6.
7. Other real estate owned (from Schedule RC-M)				2150	16,000	7.
8. Investments in unconsolidated subsidiaries and associated companies				2130	170,000	8.
9. Direct and indirect investments in real estate ventures				3656	0	9.
10. Intangible assets (from Schedule RC-M)				2143	6,438,000	10.
11. Other assets (from Schedule RC-F) (6)				2160	8,789,000	11.
12. Total assets (sum of items 1 through 11)				2170	156,385,000	12.
Liabilities						
13. Deposits:				RCON		
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, Part I)				2200	128,575,000	13.a.
(1) Noninterest-bearing (7)	RCON 6631	40,060,000				13.a.1.
(2) Interest-bearing	RCON 6636	88,515,000				13.a.2.
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs				RCFN		
(from Schedule RC-E, Part II)				2200	0	13.b.
(1) Noninterest-bearing	RCFN 6631	0				13.b.1.
(2) Interest-bearing	RCFN 6636	0				13.b.2.
14. Federal funds purchased and securities sold under agreements to repurchase:						
a. Federal funds purchased in domestic offices (8)			RCON	B993	0	14.a.
b. Securities sold under agreements to repurchase (9)			RCFD	B995	0	14.b.
15. Trading liabilities (from Schedule RC-D)			RCFD	3548	0	15.
16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)			RCFD	3190	5,170,000	16.

1 Includes cash items in process of collection and unposted debits.
2 Includes time certificates of deposit not held for trading.
3 Institutions should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule RI-B, Part II, item 7, column B.
4 Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities.
5 Includes all securities resale agreements, regardless of maturity.
6 Institutions should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.
7 Includes noninterest-bearing, demand, time, and savings deposits.
8 Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
9 Includes all securities repurchase agreements, regardless of maturity.

Reporting Period: September 30, 2024

October 23, 2024 9:57 AM

Regions Bank - FDIC Certificate Number: 12368

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Schedule RC—Continued

Dollar Amounts in Thousands	RCFD	Amount	
Liabilities - continued			
17. and 18. Not applicable			
19. Subordinated notes and debentures (1)	3200	496,000	19.
20. Other liabilities (from Schedule RC-G)	2930	4,451,000	20.
21. Total liabilities (sum of items 13 through 20)	2948	138,692,000	21.
22. Not applicable			
Equity Capital			
Bank Equity Capital			
23. Perpetual preferred stock and related surplus	3838	0	23.
24. Common stock	3230	0	24.
25. Surplus (excludes all surplus related to preferred stock)	3839	16,399,000	25.
26. a. Retained earnings	3632	3,137,000	26.a.
b. Accumulated other comprehensive income (2)	B530	(1,894,000)	26.b.
c. Other equity capital components (3)	A130	0	26.c.
27. a. Total bank equity capital (sum of items 23 through 26.c)	3210	17,642,000	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	3000	51,000	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	G105	17,693,000	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	3300	156,385,000	29.

Memoranda

To be reported with the March Report of Condition.

	RCFD	Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2023	6724	NR	M.1.

1a = An integrated audit of the reporting institution's financial 2b = An audit of the reporting institution's parent holding statements and its internal control over financial reporting company's consolidated financial statements only conducted in conducted in accordance with the standards of the American accordance with the auditing standards of the AICPA or the Institute of Certified Public Accountants (AICPA) or the Public PCAOB by an independent public accountant that submits Company Accounting Oversight Board (PCAOB) by an indepen- a report on the consolidated holding company (but not on dent public accountant that submits a report on the institution the institution separately)

1b = An audit of the reporting institution's financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution

2a = An integrated audit of the reporting institution's parent holding company's consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately)

3 = This number is not to be used

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state-chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

To be reported with the March Report of Condition.

	RCON	Date	
2. Bank's fiscal year-end date (report the date in MMDD format)	8678	NR	M.2.

1 Includes limited-life preferred stock and related surplus.

2 Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.

3 Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Reporting Period: September 30, 2024

October 23, 2024 9:57 AM